As filed with the Securities and Exchange Commission on May 2, 2019.
Subject to Amendment.
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Southern Company Gas Southern Company Gas Capital Corporation (Exact name of registrant as specified in its charter)	Georgia Nevada (State or other jurisdiction of incorporation or organization)	58-2210952 88-0472393 (I.R.S. Employer Identification No.)

Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 584-4000 (Address, including zip code, and telephone number, including area code, of Southern Company Gas’ principal executive offices)
2215-B Renaissance Drive
Las Vegas, Nevada 89119
(702) 967-2442
(Address, including zip code, and telephone number, including area code, of Southern Company Gas Capital Corporation’s principal executive offices)

________________________________________________
DANIEL S. TUCKER
Executive Vice President, Chief Financial Officer and Treasurer
Southern Company Gas
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
(404) 584-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
________________________________________________
The Commission is requested to mail signed copies of all orders, notices and communications to:

ANDREW W. EVANS Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	MELISSA K. CAEN Vice President and Assistant Secretary SOUTHERN COMPANY SERVICES, INC. 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	PAUL DAVIS FANCHER TROUTMAN SANDERS LLP 600 Peachtree Street, N.E. Suite 3000 Atlanta, Georgia 30308-2216
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (response applicable to each registrant)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(1)
Debt Securities
Guarantee of Debt Securities(4)
Junior Subordinated Notes
Guarantee of Junior Subordinated Notes (4)
Total	$1,750,000,000	100%	$1,750,000,000	$212,100(4)

(1)
There are being registered hereunder such presently indeterminate principal amount of Debt Securities and Junior Subordinated Notes of Southern Company Gas Capital Corporation and Guarantees thereof of Southern Company Gas, with an aggregate initial offering price not to exceed $1,750,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Exclusive of accrued interest, if any.

(4)
No separate consideration will be received for the Guarantee of Debt Securities or the Guarantee of Junior Subordinated Notes, and, pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to these guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this Prospectus is not complete and may be changed. The registrants may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and the registrants are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2019

PROSPECTUS

$1,750,000,000
Southern Company Gas
Southern Company Gas Capital Corporation
Debt Securities
Guarantee of Debt Securities
Junior Subordinated Notes
Guarantee of Junior Subordinated Notes

_______________________________________

The specific terms of these securities will be provided in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of securities offered by this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________________________

                   , 2019

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, Southern Company Gas Capital Corporation (the “Issuer”) and Southern Company Gas (the “Company” or the “Guarantor” and, together with the Issuer, the “registrants”) may sell, in one or more transactions,

•	debt securities of the Issuer (the “debt securities”), guaranteed by the Guarantor, or

•	junior subordinated notes of the Issuer (the “junior subordinated notes”), guaranteed by the Guarantor in a total dollar amount not to exceed $1,750,000,000. This Prospectus provides a general description of those securities. Each time the Issuer and the Guarantor sell securities, they will provide a prospectus supplement that will contain specific information about the terms of that offering (“Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information under the heading “Available Information.”
RISK FACTORS
Investing in the securities offered hereby involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”), along with the disclosure related to risk factors contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus.
AVAILABLE INFORMATION
The registrants have filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers including the Company that file electronically at http://www.sec.gov. Copies of certain information filed by the Company with the Commission are also available on the Company’s website at http://www.southerncompanygas.com. The information on the Company’s website is not incorporated by reference into this Prospectus and should not be considered to be a part of this Prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:
(a) the Form 10-K; and
(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Barbara P. Christopher, Corporate Secretary, Southern Company Gas, Ten Peachtree Place, N.E., Atlanta, Georgia 30309, telephone (404) 584-4000.

SOUTHERN COMPANY GAS
The Company is an energy services holding company whose primary business is the distribution of natural gas in four states - Illinois, Georgia, Virginia, and Tennessee - through natural gas distribution utilities. The Company is also involved in several other businesses that are complementary to the distribution of natural gas. The Company was incorporated under the laws of the State of Georgia on November 27, 1995 for the primary purpose of becoming the holding company for Atlanta Gas Light, which was founded in 1856. The principal executive office of the Company is located at Ten Peachtree Place, N.E., Atlanta, Georgia 30309, and its telephone number is (404) 584-4000.
SOUTHERN COMPANY GAS CAPITAL CORPORATION
The Issuer is a wholly-owned subsidiary of the Company. The Issuer provides financing for the Company on an ongoing basis through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. The principal executive office of the Issuer is located at 2215-B Renaissance Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 967-2442.
FINANCIAL STATEMENTS OF THE ISSUER AND ACCOUNTING TREATMENT
There are no separate financial statements of the Issuer in this Prospectus. The registrants do not believe such financial statements would be helpful because:

•
The Issuer is a wholly-owned subsidiary of the Company, and the financial information of the Issuer is included with the consolidated financial statements and financial information of the Company, which is filed under the 1934 Act.

•	The Issuer does not have any independent operations other than providing for the ongoing financing needs of the Company.

•	The obligations of the Issuer will be fully and unconditionally guaranteed by the Company.
The Issuer is not, and will not become, subject to the information reporting requirements of the 1934 Act.
USE OF PROCEEDS
Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Issuer from the sale of the debt securities or the junior subordinated notes will be used to pay scheduled maturities and/or refundings of securities of the Company or its subsidiaries, to repay short-term indebtedness of the Company or its subsidiaries to the extent outstanding and for other general corporate purposes, including the investment by the Company in its subsidiaries.
DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued by the Issuer under an indenture (the “Senior Note Indenture”) dated as of February 20, 2001, as supplemented and modified, as necessary, among the Issuer, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Note Indenture Trustee”). The debt securities will be guaranteed by the Guarantor under the guarantees described below.
The following description of the terms of the debt securities and the guarantees summarizes the material terms that will apply to the debt securities and the guarantees. The description is not complete, and is qualified by the Senior Note Indenture, a copy of which is an exhibit to the registration statement of which this Prospectus is a part. In the discussion below, the applicable section in the Senior Note Indenture has been noted following the paragraph in which it is summarized. The referenced section of the Senior Note Indenture and the definitions of capitalized terms are incorporated by reference in the following summary.
General
The Senior Note Indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that the debt securities may be issued from time to time in series. The debt securities will be unsecured and will rank on parity with all of the Issuer’s other unsecured and unsubordinated indebtedness, unless otherwise provided in a Prospectus Supplement.
The Prospectus Supplement and any related pricing supplement will describe certain terms of the offered debt securities, including:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•
the person or persons to whom interest on the offered debt securities shall be payable on any interest payment date if other than the person in whose name the offered debt security is registered on the regular record date;

•	the date or dates on which the principal of the offered debt securities is payable;

•
the rate or rates (or manner in which interest is to be determined) at which the offered debt securities will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered debt securities on any interest payment date;

•	the periods within which, the prices at which and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at the Issuer’s option;

•
the Issuer’s obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provision or at the option of the holder, the period or periods within which, and the price or prices at which and the terms and conditions upon which such offered debt securities will be redeemed or purchased;

•	whether the offered debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for such global notes; and

•
any events of default (in addition to those specified in the Senior Note Indenture) or other terms and conditions with respect to the offered debt securities that are not inconsistent with the terms of the Senior Note Indenture.

Unless otherwise provided in the Prospectus Supplement or a pricing supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.
One or more series of debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which, at the time of issuance, is below market rates) to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.
The Senior Note Indenture provides that all debt securities of any one series need not be issued at the same time and that the Issuer may, from time to time, issue additional debt securities of a previously issued series. In addition, the Senior Note Indenture provides that the Issuer may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ.
Payment of Notes; Transfers; Exchanges
Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the holder of such debt security as of the close of business on a date selected by the Senior Note Indenture Trustee not more than 15 days and not less than 10 days prior to the date the Issuer proposes for payment of such defaulted interest. (See Section 307.)
Principal of, and premium and interest, if any, on the debt securities will be payable at the office of the Senior Note Indenture Trustee designated for such purpose or at any paying agency the Issuer maintains for such purpose. The Issuer may appoint one or more paying agents and may remove any paying agent, all in its discretion. The applicable Prospectus Supplement will identify any paying agent appointed.
The transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount, at the office of the Senior Note Indenture Trustee designated for such purpose or at any paying agency the Issuer maintains for such purpose. The Issuer may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in its discretion. The applicable Prospectus Supplement will identify any additional security registrar or transfer agent appointed.
No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer will not be required:

•	to issue, register the transfer of or exchange debt securities during the period of 15 days prior to giving any notice of redemption or

•
to issue, register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption
Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable Prospectus Supplement. In accordance with the terms of the Senior Note Indenture, debt securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series are to be redeemed, the particular debt securities will be selected by the security registrar by such method as the Senior Note Indenture Trustee deems fair and appropriate. (See Sections 403 and 404.)
Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Senior Note Indenture Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such debt securities and that if such money has not been so received, such notice will be of no force or effect, and the Issuer will not be required to redeem such debt securities. (See Section 404.)
Events of Default
The following are events of default under the Senior Note Indenture with respect to debt securities of any series:

•	failure to pay any interest on any debt security within 30 days after the same becomes due and payable;

•	failure to pay principal of or any premium on any debt security within three business days of when due;

•
failure to perform, or breach of, any other covenant or warranty in the Senior Note Indenture (other than a covenant or warranty included in the Senior Note Indenture solely for the benefit of one or more series of debt securities other than that series), continued for 90 days after written notice to the Issuer by the Senior Note Indenture Trustee or by the holders of at least 25% in principal amount of the outstanding debt securities to the Issuer and the Senior Note Indenture Trustee as provided in the Senior Note Indenture;

•	certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization; and

•	any other event of default provided with respect to the debt securities of that series. (See Section 801.)
No event of default with respect to the debt securities of one series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the Senior Note Indenture.
If an event of default (other than certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization) occurs and is continuing, either the Senior Note Indenture Trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of debt securities, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any of such series. (See Section 802.)
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of the debt securities of that series, waive any past default under the Senior Note Indenture with respect to the debt securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the Senior Note Indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)
Remedies
At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if:

•	the Issuer or the Guarantor has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay:

(1)	all overdue interest on all debt securities of such series;

(2)
the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed hereof in such debt securities;

(3)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities; and

(4)	all amounts due to the Senior Note Indenture Trustee under the Senior Note Indenture; and

•
any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Senior Note Indenture. (See Section 802.)

The Senior Note Indenture provides that, subject to the duty of the Senior Note Indenture Trustee during the continuance of an event of default to act with the required standard of care, the Senior Note Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Senior Note Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Senior Note Indenture Trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred on the Senior Note Indenture Trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided, further, that:

•
such direction will not be in conflict with any rule of law or with the Senior Note Indenture and could not involve the Senior Note Indenture Trustee in personal liability in circumstances where reasonable indemnity would not be adequate; and

•	the Senior Note Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 812.)
The right of a holder of any debt security of such series to institute a proceeding with respect to the Senior Note Indenture is subject to the following conditions precedent:

•	the holder shall have previously given written notice to the Senior Note Indenture Trustee of a continuing event of default;

•
the holders of not less than a majority in aggregate principal amount of the outstanding securities of all series in respect to which an event of default shall have occurred and be continuing shall have made a written request to the Senior Note Indenture Trustee to institute proceedings in respect of the event of default;

•	the holders shall have offered to the Senior Note Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Senior Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceedings; and

•
the Senior Note Indenture Trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in aggregate principal amount of the outstanding securities of all series in respect of which an event of default shall have occurred. (See Section 807.)

However, each holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Section 808.) The Senior Note Indenture provides that the Senior Note Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the Senior Note Indenture securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any debt securities of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the Senior Note Indenture Trustee may withhold such notice if the Senior Note Indenture Trustee determines that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under “—Events of Default”, no such notice shall be given to such holders until at least 75 days after the occurrence thereof. (See Section 902.)
The Senior Note Indenture requires the Issuer to annually furnish to the Senior Note Indenture Trustee a statement as to its performance of certain obligations and as to any default in such performance. The Senior Note Indenture also requires the Issuer to notify the Senior Note Indenture Trustee of any event of default within ten days after certain of its officers obtain actual knowledge thereof. (See Section 606.)
Modification, Waiver and Amendment
Certain modifications and amendments of the Senior Note Indenture may be made by the Issuer, the Guarantor and the Senior Note Indenture Trustee without the consent of the holders, including those which:

•	evidence the assumption by any successor of the obligations of the Issuer or the Guarantor under the Senior Note Indenture or with respect to the debt securities;

•	add to the covenants of the Issuer or the Guarantor for the benefit of the holders or surrender any of the rights of the Issuer or the Guarantor under the Senior Note Indenture;

•	add any events of default, in addition to those specified in the Senior Note Indenture, with respect to any series of outstanding debt securities;

•
change or eliminate any provision of the Senior Note Indenture or add any new provision to the Senior Note Indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under the Senior Note Indenture;

•	provide collateral security for the debt securities;

•	establish the form or terms of debt securities of any series;

•
evidence the appointment of a separate or successor Senior Note Indenture Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Senior Note Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Senior Note Indenture by more than one Senior Note Indenture Trustee;

•	provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

•	subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or

•
cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the Senior Note Indenture, provided such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is amended to require changes to the Senior Note Indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the Senior Note Indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the Senior Note Indenture, the Senior Note Indenture Trustee, the Issuer and the Guarantor may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.
Modifications and amendments of the Senior Note Indenture may be made by the Senior Note Indenture Trustee, the Issuer and the Guarantor with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding under the Senior Note Indenture and affected by such modification or amendment, considered as one class; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, any debt security;

•	reduce the principal amount of, or premium or interest, if any, on, any debt security;

•	reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any principal of, or premium or interest, if any, on, any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Senior Note Indenture or for waiver of compliance with certain provisions of the Senior Note Indenture or for waiver of certain defaults;

•	reduce the requirements for quorum or voting; or

•
amend provisions of the Senior Note Indenture relating to waivers of covenants affecting the amount of securities that may be authenticated and delivered, waivers of past defaults and supplemental indentures requiring the consent of the holders.

A supplemental indenture which changes or eliminates any covenant or other provision of the Senior Note Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Senior Note Indenture of the holders of any other debt securities. (See Section 1202.)
Covenants; Consolidation, Merger and Sale of Assets
Each of the Issuer and the Guarantor will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of its respective properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements thereof to be made, all as, in its judgment, may be necessary so that its business may be properly conducted; provided, however, that the foregoing will not prevent the Issuer or the Guarantor from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its respective properties if such discontinuance is, in its judgment, desirable in the conduct of its business and will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 605.)
Subject to the provisions described in the next paragraph, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and rights (charter and statutory) and its franchises; provided, however, that the Issuer and the Guarantor will not be required to preserve any such right or franchise if, in the judgment of the Issuer or the Guarantor, preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and the failure to preserve any such right or franchise will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 604.)
Each of the Issuer and the Guarantor may, without the consent of the holders of any of the outstanding debt securities under the Senior Note Indenture, merge into, consolidate with, or sell, lease or convey all or substantially all of its assets to a successor company organized under the laws of the United States, any state thereof or the District of Columbia, provided, however, that such successor company assumes its respective obligations on the debt securities and under the Senior Note Indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and that the Issuer or the Guarantor, as the case may be, will have delivered to the Senior Note Indenture Trustee an opinion of counsel and an officer’s certificate as provided in the Senior Note Indenture. (See Section 1101.) The term “substantially all” when used in reference to the sale, lease or conveyance of such assets has not been interpreted under governing law to represent a specific quantitative test as applied to the Issuer or the Guarantor and, as a consequence, holders may not be able to determine when the Issuer or the Guarantor has entered into a transaction that sells, leases or conveys substantially all of its respective assets. As a result of this uncertainty, it may be difficult for the holders to determine whether such sale, lease or conveyance has occurred and whether to declare an event of default and exercise acceleration rights. Further, there could be a disagreement between the holders and the Issuer or the Guarantor over whether such a sale, lease or conveyance of assets qualifies as substantially all of the assets of the Issuer or the Guarantor. To the extent that the holders elect to exercise their rights under the Senior Note Indenture resulting from what the holders deem to be a sale, lease or conveyance of substantially all of the assets and the Issuer or the Guarantor contests such an election, there can be no assurances as to how a court would interpret the meaning of substantially all of the assets of the Issuer or the Guarantor.
Satisfaction and Discharge
The Issuer may terminate its obligations (except for certain specified surviving obligations described below) under the Senior Note Indenture with respect to debt securities of any series on the terms and subject to the conditions contained in the Senior Note Indenture, by depositing in trust with the Senior Note Indenture Trustee cash or eligible obligations (as defined below) (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series on or prior to their maturity or redemption date in accordance with the terms of the Senior Note Indenture and such debt securities. (See Section 701.)
The Senior Note Indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations) will be discharged and cancelled upon the satisfaction of certain conditions, including:

•
the payment in full of the principal of (and premium, if any) and interest on all of the debt securities of such series or the deposit with the Senior Note Indenture Trustee of an amount in cash or eligible obligations (or a combination thereof) sufficient for such payment or redemption, in accordance with the Senior Note Indenture;

•	the payment by the Issuer of all other sums required under the Senior Note Indenture; and

•
the delivery of an officer’s certificate by the Issuer to the Senior Note Indenture Trustee stating that all conditions relating to the satisfaction and discharge of the Senior Note Indenture have been complied with. (See Section 702.)

Eligible obligations include:

•
with respect to debt securities denominated in United States dollars, government obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and

•
with respect to debt securities denominated in a currency other than United States dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such debt securities, as contemplated by the Senior Note Indenture.

Notwithstanding the satisfaction and discharge of the Issuer’s obligations under the Senior Note Indenture as described above, the following obligations of the Issuer and the Senior Note Indenture Trustee in respect of the Issuer’s debt securities shall survive:

•	the obligation to execute, authenticate and deliver temporary securities (Section 304);

•	the obligation to maintain a security register to provide for the registration of the debt securities and the registration of their transfer and exchange (Section 305);

•
the obligation to execute, authenticate and deliver debt securities in exchange for mutilated securities surrendered to the Senior Note Indenture Trustee or in exchange for lost and stolen debt securities (Section 306);

•	the obligation to give proper notice of redemption (Section 404);

•	the obligation to give notice of a sinking fund payment date for the debt securities (Section 503);

•
the obligation to maintain an office or agency where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or from the Issuer and the Guarantor may be served (Section 602);

•	the obligation for money for debt securities payments to be held in trust (Section 603);

•	obligations regarding satisfaction and discharge of the debt securities and the Senior Note Indenture and the application of trust money (Article Seven);

•	obligations regarding compensation and reimbursement and indemnification of the Senior Note Indenture Trustee (Section 907); and

•	the obligation of the Senior Note Indenture Trustee relating to the appointment of an authenticating agent (Section 914).
In order to terminate the Issuer’s obligations in respect of any series of debt securities, the Issuer must deliver to the Senior Note Indenture Trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.
Governing Law
The debt securities and the Senior Note Indenture will be governed by and construed in accordance with the laws of the State of New York.
Description of the Guarantees
The Guarantor will fully and unconditionally guarantee to each holder of debt securities and to the Senior Note Indenture Trustee and its successors the due and punctual payment of the principal of and premium, if any, and interest, if any, on the debt securities. The guarantees apply whether the payment is due at the maturity date of the debt securities, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of the Issuer under the Senior Note Indenture.
The guarantees will remain valid even if the Senior Note Indenture is found to be invalid. The Guarantor is obligated under the guarantees to pay any guaranteed amount immediately after the Issuer’s failure to do so.
Concerning the Senior Note Indenture Trustee
The Senior Note Indenture and Section 311 of the Trust Indenture Act contain limitations on the right of the Senior Note Indenture Trustee, should it become a creditor of the Issuer or the Guarantor, to obtain payment of claims, or to realize on property received in respect of any such claim as security or otherwise in cases where the Senior Note Indenture Trustee is, or has become, a direct or indirect creditor of the Issuer or the Guarantor within three months prior to or subsequent to an event of default. In such cases, unless and until such event of default is cured, the Senior Note Indenture Trustee must set apart and hold as a special account for the benefit of the Senior Note Indenture Trustee and the holders of the debt securities, an amount equal to any and all reductions in the amount due and owing to the Senior Note Indenture Trustee as a creditor calculated after the beginning of the three-month period; and all property received by the Senior Note Indenture Trustee in respect of any claim as a creditor after the beginning of the three-month period, or an amount equal to the proceeds of any such property, if the property has been disposed of. The Senior Note Indenture Trustee will be permitted to engage in other transactions with the Issuer and the Guarantor; provided, however, that if the Senior Note Indenture Trustee acquires any conflicting interest, it must eliminate such conflict or resign.
The Senior Note Indenture provides that, in case an event of default shall occur and be continuing, the Senior Note Indenture Trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its power.
The Senior Note Indenture Trustee may also serve as Subordinated Note Indenture Trustee (as defined herein). The Issuer and the Guarantor and certain of their affiliates may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustee. The Senior Note Indenture Trustee may serve as trustee under other indentures pursuant to which securities of the Issuer or certain affiliates of the Issuer are outstanding.
DESCRIPTION OF JUNIOR SUBORDINATED NOTES
The junior subordinated notes will be issued by the Issuer under an indenture (the “Subordinated Note Indenture”), as supplemented and modified, as necessary, to be entered into by the Issuer, the Guarantor and the trustee named therein, as trustee (the “Subordinated Note Indenture Trustee”). The junior subordinated notes will be guaranteed by the Guarantor under the guarantees described below.
The following description of the terms of the junior subordinated notes and the guarantees summarizes the material terms that will apply to the junior subordinated notes and the guarantees. The description is not complete, and is qualified by the Subordinated Note Indenture, a form of which is an exhibit to the registration statement of which this Prospectus is a part. In the discussion below, the applicable section in the Subordinated Note Indenture has been noted following the paragraph in which it is summarized. The referenced section of the Subordinated Note Indenture and the definitions of capitalized terms are incorporated by reference in the following summary.
General
The Subordinated Note Indenture does not limit the aggregate principal amount of junior subordinated notes that may be issued thereunder and provides that junior subordinated notes may be issued from time to time in series. Each series of the junior subordinated notes will be unsecured and will rank on parity with all of the Issuer’s other unsecured and subordinated indebtedness, unless otherwise provided in a Prospectus Supplement. The junior subordinated notes are subordinated and junior in right of payment to all senior indebtedness (as defined below) of the Issuer. The Guarantor will guarantee, on a junior subordinated basis, the payment of the principal (and premium, if any) and interest on the junior subordinated notes, except that no payment of interest will be made under the guarantee for any period during which the Issuer has exercised its right to defer interest payment on the junior subordinated notes.
The Prospectus Supplement and any related pricing supplement will describe certain terms of the offered junior subordinated notes, including:

•	the title of the offered junior subordinated notes;

•	any limit on the aggregate principal amount of the offered junior subordinated notes;

•
the person or persons to whom interest on the offered junior subordinated notes shall be payable on any interest payment date if other than the person in whose name the offered junior subordinated note is registered on the regular record date;

•	the date or dates on which the principal of the offered junior subordinated notes is payable;

•
the rate or rates (or manner in which interest is to be determined) at which the offered junior subordinated notes will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered junior subordinated notes on any interest payment date;

•	the place or places where the principal of, premium, if any, on and interest, if any, on the offered junior subordinated notes is payable;

•	the period or periods within which, the prices at which and the terms and conditions upon which the offered junior subordinated notes may be redeemed, in whole or in part, at the Issuer’s option;

•
the Issuer’s obligation, if any, to redeem or purchase the offered junior subordinated notes pursuant to any sinking fund or analogous provision or at the option of a holder and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such offered junior subordinated notes will be redeemed or purchased;

•	the portion of the principal amount of the offered junior subordinated notes of the series which is payable upon declaration of acceleration of the maturity, if other than the principal amount;

•
any deletions from, modifications of or additions to the events of default or the covenants pertaining to the offered junior subordinated notes of the series, and any change in the rights of the trustee or holders of the offered junior subordinated notes;

•	any additions to the definitions in the Subordinated Note Indenture with respect to the offered junior subordinated notes;

•
whether the offered junior subordinated notes are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for the global notes; the terms and conditions, if any, on which the global note may be exchanged for certificated offered junior subordinated notes and the circumstances under which the exchange may occur, if other than in the manner provided for in the Subordinated Note Indenture; and the form of any legend or legends to be borne by any global note in addition to or instead of the legend referred to in the Subordinated Note Indenture;

•
the right, if any, of the Issuer to defer interest payments or to extend the interest payment periods of the offered junior subordinated notes, including the maximum duration of any such deferral or deferrals or any such extension or extensions, the additional interest, if any, payable on the offered junior subordinated notes during any deferral or extension of the interest payment period and any notice that must be given upon the exercise of the right to defer interest payments or to extend interest payment periods;

•	any restriction or condition on the transferability of the offered junior subordinated notes; and

•	any other terms and conditions with respect to the offered junior subordinated notes that are not inconsistent with the terms of the Subordinated Note Indenture. (See Section 301.)
Unless otherwise provided in the Prospectus Supplement or a pricing supplement, the junior subordinated notes will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.
The Subordinated Note Indenture provides that all junior subordinated notes of any one series need not be issued at the same time and that the Issuer may, from time to time, issue additional junior subordinated notes of a previously issued series. In addition, the Subordinated Note Indenture provides that the Issuer may issue junior subordinated notes with terms different from those of any other series of junior subordinated notes and, within a series of junior subordinated notes, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ. (See Section 301.)
The Subordinated Note Indenture does not contain provisions that afford holders of junior subordinated notes protection in the event of a highly leveraged transaction involving the Issuer or the Guarantor.
Subordination
The junior subordinated notes are subordinated and junior in right of payment to all senior indebtedness (as defined below) of the Issuer and the Guarantor. No payment of principal of (including redemption payments, if any), or premium, if any, on or interest (including additional interest (as defined below)) on the junior subordinated notes may be made by the Issuer if:

•	any senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceased to exist;

•	the maturity of any senior indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the senior indebtedness. (See Section 1303.)
Upon any payment or distribution of assets of the Issuer or the Guarantor to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Issuer or the Guarantor, the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness before the holders of the junior subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all senior indebtedness, the rights of the holders of the junior subordinated notes will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions applicable to such senior indebtedness until all amounts owing on the junior subordinated notes are paid in full. (See Sections 1302 and 1305.)
The term “senior indebtedness” means, with respect to an obligor:

•
any payment due in respect of indebtedness of such obligor, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such obligor that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees;

•	all capital lease obligations;

•
all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in the preceding four bulleted clauses of other persons the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and

•
all obligations of the type referred to in the preceding five bulleted clauses of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the junior subordinated notes and (2) any unsecured indebtedness between or among such obligor and its affiliates.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (See Section 101.)
The Subordinated Note Indenture does not limit the aggregate amount of senior indebtedness that may be issued by the Issuer or the Guarantor.  As of March 31, 2019, senior indebtedness of the Issuer and the Guarantor aggregated approximately $5.8 billion.
Additional Interest
“Additional interest” is defined in the Subordinated Note Indenture to include any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.
Payment and Paying Agents
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any junior subordinated notes will be made only against surrender to the paying agent of such junior subordinated notes. Principal of and interest on junior subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as the Issuer may designate from time to time. Payment of interest on junior subordinated notes on any interest payment date will be made to the person in whose name the junior subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as paying agent with respect to the junior subordinated notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.
All moneys paid to a paying agent for the payment of the principal of or interest on the junior subordinated notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Issuer, and the holder of such junior subordinated notes will from that time forward look only to the Issuer for payment of such principal and interest. (See Section 1003.)
Redemption
Any terms for the optional or mandatory redemption of the junior subordinated notes will be set forth in the applicable Prospectus Supplement. In accordance with the terms of the Subordinated Note Indenture, junior subordinated notes will be redeemable only upon notice to the Subordinated Note Indenture Trustee not less than 60 days prior to the date fixed for redemption and, if less than all of the junior subordinated notes of any series are to be redeemed, the particular junior subordinated notes will be selected by such method as the Subordinated Note Indenture Trustee deems fair and appropriate. (See Sections 1102 and 1103.)
The Issuer shall not be required to (i) issue, register the transfer of or exchange junior subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the junior subordinated notes of such series called for redemption or (ii) issue, register the transfer of or exchange any junior subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated note being redeemed in part. (See Section 303.)
Events of Default
The Subordinated Note Indenture provides that any one or more of the following described events with respect to the junior subordinated notes of any series, which has occurred and is continuing, constitutes an event of default with respect to the junior subordinated notes of such series:

•
failure for 10 days to pay interest on the junior subordinated notes of the series, including any additional interest in respect of the junior subordinated notes of the series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Issuer will not constitute a default in the payment of interest for this purpose;

•	failure to pay principal of, or premium, if any, on or interest, including additional interest, on the junior subordinated notes of such series when due at maturity or upon earlier redemption;

•	failure for three business days to deposit any sinking fund payment when due by the terms of a junior subordinated note of such series;

•
failure to observe or perform any other covenant or warranty of the Issuer or the Guarantor in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of junior subordinated notes other than such series) for 90 days after written notice to the Issuer from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated notes of such series;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor; and

•	any other default provided with respect to the junior subordinated notes of such series in the supplemental indenture authorizing the junior subordinated notes of such series. (See Section 501.)
The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the junior subordinated notes of such series. (See Section 512.) If a Subordinated Note Indenture event of default occurs and is continuing with respect to the junior subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated notes of such series may declare the principal amount of the junior subordinated notes due and payable immediately by notice in writing to the Issuer or the Guarantor (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable.
The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series may, on behalf of the holders of all the junior subordinated notes of such series, waive any past default with respect to the series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note of such series affected. (See Section 513.)
Remedies
At any time after the declaration of acceleration with respect to the junior subordinated notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of that series, by written notice to the Issuer and the Subordinated Note Indenture Trustee, may rescind and annul such declaration and its consequences if:

•	the Issuer or the Guarantor has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay:

(1)	all overdue interest (including additional interest) on all junior subordinated notes of the series;

(2)
the principal of and premium, if any, on any junior subordinated notes of the series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such junior subordinated notes;

(3)	to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest) at the rate or rates prescribed therefor in such junior subordinated notes; and

(4)	all amounts due to the Subordinated Note Indenture Trustee under the Subordinated Note Indenture; and

•
all events of default with respect to the junior subordinated notes of such series, other than the non-payment of the principal of the junior subordinated notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Note Indenture. (See Section 502.)

The indenture provides that, subject to the duty of the Subordinated Note Indenture Trustee during the continuance of an event of default to act with the required standard of care, the Subordinated Note Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Subordinated Note Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Subordinated Note Indenture Trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Note Indenture Trustee, or exercising any trust or power conferred on the Subordinated Note Indenture Trustee, with respect to the junior subordinated notes of that series; provided, however, that:

•
such direction will not be in conflict with any rule of law or with the Subordinated Note Indenture and would not involve the Subordinated Note Indenture Trustee in personal liability in circumstances where reasonable indemnity could not be adequate, and

•	the Subordinated Note Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 512.)
The right of a holder of any debt security of such series to institute a proceeding with respect to the Subordinated Note Indenture is subject to the following conditions precedent:

•	the holder shall have previously given written notice to the Subordinated Note Indenture Trustee of a continuing event of default;

•
the holders of not less than 25% in principal amount of the outstanding junior subordinated notes of that series shall have made a written request to the Subordinated Note Indenture Trustee to institute proceedings in respect of the event of default in its own name as Subordinated Note Indenture Trustee under the Subordinated Note Indenture;

•	the holders shall have offered to the Subordinated Note Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Subordinated Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•
the Subordinated Note Indenture Trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in principal amount of the outstanding junior subordinated notes of that series in respect of which an event of default shall have occurred. (See Section 507.)

However, each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any (including additional interest), when due and to institute suit for the enforcement of any such payment. (See Section 508.) The Subordinated Note Indenture provides that the Subordinated Note Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the junior subordinated notes of a series, is required to give the holders of the junior subordinated notes of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any (including additional interest), on any junior subordinated notes of such series or in the payment of any sinking fund installment with respect to junior subordinated notes of such series, the Subordinated Note Indenture Trustee may withhold such notice if the Subordinated Note Indenture Trustee determines in good faith that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the fourth bullet point under “—Events of Default”, no such notice shall be given to such holders until at least 45 days after the occurrence thereof. (See Section 602.)
The Subordinated Note Indenture requires the Issuer and the Guarantor to annually furnish to the Subordinated Note Indenture Trustee a statement as to their performance of certain obligations and as to any default in such performance. The indenture also requires the Issuer to notify the Subordinated Note Indenture Trustee of any event which after notice or lapse of time or both would become an event of default, within five days after the occurrence of such event. (See Section 1007.)
Modification
The Subordinated Note Indenture contains provisions permitting the Issuer, the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the junior subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any junior subordinated note, or reduce the principal amount of any junior subordinated note or the rate of interest (including additional interest) on any junior subordinated note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any junior subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any junior subordinated note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding junior subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding junior subordinated note that is affected, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the junior subordinated notes in a manner adverse to such holder. (See Section 902.)
In addition, the Issuer, the Guarantor and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of junior subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes. (See Section 901.)
Guarantee of Junior Subordinated Note Payments by the Guarantor
If an event of default shall have occurred and be continuing and shall be attributable to the failure of the Issuer to pay interest (or premium, if any) or principal of the junior subordinated notes on the due date, the Guarantor will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the junior subordinated notes, except that no payment of interest will be made under the junior subordinated note guarantee for any period during which the Issuer has exercised its right to defer interest payments on the junior subordinated notes.
The junior subordinated note guarantee will rank subordinate and junior in right of payment to all senior indebtedness of the Guarantor to the extent provided in the Subordinated Note Indenture. The right of the Guarantor to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor’s obligations under the junior subordinated note guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor’s subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. The junior subordinated note guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including senior indebtedness, whether under the Subordinated Note Indenture, any other indenture that the Guarantor may enter into in the future or otherwise. (See Section 1501.)
Consolidation, Merger and Sale
Neither the Issuer nor the Guarantor may consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of, and premium, if any, on and interest (including additional interest) on all the junior subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Issuer or the Guarantor, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and (3) the Issuer or the Guarantor, as the case may be, has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with. (See Section 801.)
Governing Law
The Subordinated Note Indenture and the junior subordinated notes will be governed by and construed in accordance with the internal laws of the State of New York. (See Section 112.)
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to an event of default with respect to junior subordinated notes of any series, undertakes to perform, with respect to junior subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an event of default with respect to junior subordinated notes of any series has occurred and is continuing, will exercise, with respect to junior subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of junior subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Subordinated Note Indenture Trustee may also serve as Senior Note Indenture Trustee. The Issuer and the Guarantor and certain of their affiliates may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee may serve as trustee under other indentures pursuant to which securities of the Issuer or certain affiliates of the Issuer are outstanding.
PLAN OF DISTRIBUTION
The Issuer and the Guarantor may sell the debt securities of the Issuer, guaranteed by the Guarantor, and the junior subordinated notes of the Issuer, guaranteed by the Guarantor, in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to the Issuer from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.
If underwriters participate in the sale, such securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
Underwriters and agents may be entitled under agreements entered into with the Issuer and the Guarantor to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, the Issuer or the Guarantor in the ordinary course of business, for which they may receive customary compensation.
Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.
LEGAL MATTERS
The validity of the debt securities of the Issuer, guaranteed by the Guarantor, and the junior subordinated notes of the Issuer, guaranteed by the Guarantor, and certain matters relating to such securities will be passed upon on behalf of the Issuer and the Guarantor by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters relating to such securities with respect to the laws of the State of Nevada will be passed upon by Woodburn and Wedge, Reno, Nevada, or other counsel identified in the Prospectus Supplement. Certain legal matters will be passed upon for the underwriters by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of the Guarantor for some matters.
EXPERTS
The financial statements, and the related financial statement schedule, of the Company incorporated in this Prospectus by reference from the Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Southern Natural Gas Company, L.L.C. as of December 31, 2018 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Southern Natural Gas Company, L.L.C., as of December 31, 2017 and for the year ended December 31, 2017 and the four months ended December 31, 2016, incorporated in this Prospectus by reference to the Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the registrants are as follows:

Securities and Exchange Commission registration fee	$212,100
Fees and expenses of trustees	28,000
Listing fees of New York Stock Exchange	65,300
Rating agency fees	840,000
Services of Southern Company Services, Inc.	80,000
Fees and expenses of counsel	200,000
Blue sky fees and expenses	20,000
Fees of accountants	210,000
Miscellaneous expenses	94,600

Total	$1,750,000
______________________________

*	Each Prospectus Supplement will reflect estimated expenses of the registrants based upon the amount of the related offering.

Item 15.	Indemnification of Directors and Officers.
A. Southern Company Gas
Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the “Georgia Code”) provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of the directors’ duty of care and other duties as directors. However, Section 14-2-202(b)(4) of the Georgia Code does not permit a corporation to eliminate or limit the liability of a director for (i) a breach of duty involving appropriation of a business opportunity of the corporation; (ii) an act or omission that involves intentional misconduct or a knowing violation of law; (iii) any transaction from which the director received an improper personal benefit; or (iv) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. Additionally, Section 14-2-202(b)(4) of the Georgia Code does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director’s fiduciary duty, and applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The articles of incorporation of the Company include provisions exculpating its directors from liability to the extent permitted by Section 14-2-202(b)(4) of the Georgia Code.
Section 14-2-851 of the Georgia Code authorizes a corporation to indemnify individuals who are parties to proceedings because they are or were directors against liability incurred in such proceedings if they are determined to have met the standard of conduct set forth in that section. However, Section 14-2-856(a) of the Georgia Code provides that, if authorized by its articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify its directors without regard to the limitations in other sections of the Georgia Code, including the limitation in Section 14-2-851 of the Georgia Code, which requires a determination that a director seeking indemnification must first be determined to have met the statutorily prescribed standard of conduct. Section 14-2-856(b), however, prohibits a corporation from indemnifying a director for liability incurred in a proceeding in which the director is adjudged liable or subjected to injunctive relief in favor of the corporation for any of the four acts, outlined above, from which a director cannot be exculpated from liability as provided in Section 14-2-202(b)(4) of the Georgia Code. Section 14-2-856 of the Georgia Code sets forth the fullest extent to which a corporation may indemnify its directors.
Article IV, Section 4.01 of the Company’ articles of incorporation specifies that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Georgia Code, as the same exists or may be amended in the future, if such amendment permits broader indemnification rights than previously permitted under the Georgia Code, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties assessed pursuant to the Employee Retirement Income Security Act of 1974, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such director in connection with the proceeding. The indemnification right specified in the Company’s articles of incorporation will continue for a director who has ceased to be a director and shall inure to the benefit of the director’s heirs, executors and administrators.
Article IV, Section 4.02 of the Company’s articles of incorporation specifies that the Company will pay for or reimburse the actual and reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes: (i) a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind set forth in Georgia Code Section 14-2-856(b) (as specified above) and (ii) a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Article VII, Section 1 of the Company’s bylaws specifies that in the case of actions brought by or in the right of the Company, a director’s right to indemnification shall be determined: (i) if there are two or more disinterested members of the board of directors, by the majority vote of the disinterested members of the board of directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested members appointed by such a vote; (ii) by special legal counsel selected either (a) in the manner prescribed in (i) above; or (b) if there are fewer than two disinterested directors, by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or (iii) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested member of the board of directors may not be voted on the determination.
Article VII, Section 5 of the Company’s bylaws state that the Company will indemnify any officer who was or is made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative, to the same extent as it is obligated to indemnify any director of the Company, but without being subject to the same procedural conditions imposed for the indemnification of directors. The Company may indemnify and advance expenses to an employee or agent who is not a director or officer to the extent that such indemnity or advance of expenses is consistent with public policy, permitted by the Company’s articles of incorporation, bylaws or by law.
The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.
B. Southern Company Gas Capital Corporation
Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (the “Nevada General Corporation Law”) empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he (i) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law, or (ii) acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Nevada General Corporation Law did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.
Section 78.7502 of the Nevada General Corporation Law also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 78.7502 of the Nevada General Corporation Law further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada General Corporation Law provides that indemnification provided for by Section 78.7502 of the Nevada General Corporation Law shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph. The provisions of Article Eleven of the Issuer’s Bylaws are similar in all substantive respects to those contained in Sections 78.7502 of the Nevada General Corporation Law outlined above. Article Eleven provides that indemnification shall be to the fullest extent legally permissible under the Nevada General Corporation Law.
Section 78.751 of the Nevada General Corporation Law allows the articles of incorporation, the bylaws or an agreement made by a corporation to provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law. Article Eleven of the Issuer’s Bylaws provides that expenses must be paid by the corporation pursuant to Section 78.751 of the Nevada General Corporation Law.
Section 78.751 of the Nevada General Corporation Law requires that, any discretionary indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suite or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
Section 78.752 of the Nevada General Corporation Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Article Eleven of the Issuer’s Bylaws are substantially similar in all substantive respects to those contained in Section 78.752 of the Nevada General Corporation Law outlined above.
Article Eight of the Issuer’s Articles of Incorporation provides that the corporation shall indemnify any and all persons whom it has the power to indemnify to the fullest extent permitted by the Nevada General Corporation Law. Furthermore, this indemnity shall not be exclusive of other rights and shall continue as to an indemnified person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and legal representatives of such person.
Section 78.138(7) of the Nevada General Corporation Law eliminates the personal liability of the directors to stockholders and creditors of a corporation for breach of fiduciary duties, except in cases of fraud, intentional misconduct or knowing violation of the law. Article Nine of the Issuer’s Articles of Incorporation similarly provides that the personal liability of the directors shall be eliminated to the fullest extent permitted by any amendments or supplements to the Nevada General Corporation Law.

Item 16.	Exhibits.

Exhibit Number

1.1	—	Form of Underwriting Agreement relating to the debt securities.*
1.2	—	Form of Underwriting Agreement relating to the junior subordinated notes.*
4.1	—	Form of Note for debt securities.*
4.2	—
Indenture dated February 20, 2001 between the Issuer, the Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor trustee. (Designated in Form S-3, File No. 333-69500, as Exhibit 4.2.)

4.3	—	Form of Guarantee between the Issuer and the Guarantor with respect to debt securities.*
4.4	—	Form of junior subordinated note. (Included in Exhibit 4.5 below.)
4.5	—	Form of Subordinated Note Indenture to be used in connection with the issuance of junior subordinated notes. (Designated in Form S-3, File No. 333-212328, as Exhibit 4.5).
4.6	—	Form of Guarantee between the Issuer and the Guarantor with respect to the junior subordinated notes.*
4.7		Form of Supplemental Indenture to Subordinated Note Indenture to be used in connection with the issuance of junior subordinated notes.*
5.1	—	Opinion of Troutman Sanders LLP.
5.2	—	Opinion of Woodburn and Wedge.
23.1	—	Consent of Deloitte & Touche LLP.
23.2	—	Consent of PricewaterhouseCoopers LLP.
23.3	—	Consent of BDO USA, LLP.
23.4	—	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).
23.5	—	Consent of Woodburn and Wedge (included in Exhibit 5.2 above).
24.1	—	Powers of Attorney and Resolution for the Guarantor.
24.2	—	Powers of Attorney and Resolution for the Issuer.
25.1	—
Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the indenture relating to the debt securities and the guarantee of debt securities.

25.2	—	Statement of Eligibility under Trust Indenture Act of 1939, as amended, of the Subordinated Note Indenture Trustee.**
Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
______________________________
*     To be subsequently filed or incorporated by reference.
**   To be subsequently filed or incorporated by reference or filed separately pursuant to the Trust Indenture Act of 1939, as amended, Section 305(b)(2).

Item 17.	Undertakings.
(a)  Undertaking related to Rule 415 offering:
The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)  That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)  Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)  Undertaking related to acceleration of effectiveness:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Subordinated Note Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Southern Company Gas, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 2, 2019.

SOUTHERN COMPANY GAS

By:	Kimberly S. Greene
Chairman, President and Chief Executive Officer

By:	/s/Melissa K. Caen
Melissa K. Caen Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Kimberly S. Greene	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Daniel S. Tucker	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Grace A. Kolvereid	Senior Vice President and Comptroller (Principal Accounting Officer)

Sandra N. Bane Thomas D. Bell, Jr. Charles R. Crisp Brenda J. Gaines John E. Rau James A. Rubright	Directors

By:	/s/Melissa K. Caen
	Melissa K. Caen Attorney-in-fact	May 2, 2019

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Southern Company Gas Capital Corporation, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 2, 2019.

SOUTHERN COMPANY GAS CAPITAL CORPORATION

By:	Kimberly S. Greene
Chief Executive Officer

By:	/s/Melissa K. Caen
Melissa K. Caen Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Kimberly S. Greene	Chief Executive Officer and Director (Principal Executive Officer)

Daniel S. Tucker	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Justin R. Hitchcock Wendy A. Mavrinac Todd A. Perkins	Directors

By:	/s/Melissa K. Caen
	Melissa K. Caen Attorney-in-fact	May 2, 2019